Exhibit 32.1

HORIZON HOLDING CORPORATION
CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Steven Weldon, in his capacities as Chief Executive Officer and Chief Financial Officer, of Inverted Paradigms Corporation do each hereby certify that the Form 10-KSB of Inverted Paradigms Corporation for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Inverted Paradigms Corporation

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

/s/ Steven Weldon
Steven Weldon
Chief Executive Officer and Chief Financial Officer
May 16, 2007